Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements, as amended:

Form	Registration Statement	Filer
S-8	333-271267	The Bank of New York Mellon Corporation
S-8	333-267167	The Bank of New York Mellon Corporation
S-8	333-233308	The Bank of New York Mellon Corporation
S-8	333-198152	The Bank of New York Mellon Corporation
S-8	333-174342	The Bank of New York Mellon Corporation
S-8	333-171258	The Bank of New York Mellon Corporation
S-8	333-150324	The Bank of New York Mellon Corporation
S-8	333-150323	The Bank of New York Mellon Corporation
S-8	333-149473	The Bank of New York Mellon Corporation
S-8	333-144216	The Bank of New York Mellon Corporation
S-3	333-282710	The Bank of New York Mellon Corporation

of our reports dated February 25, 2026, with respect to the consolidated financial statements of The Bank of New York Mellon Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 25, 2026